                                                                    EXHIBIT 32.1

           CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
                          PURSUANT TO U.S.C. SEC. 1350

     Each of the undersigned officers of InkSure Technologies Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge:

     (i)  That the Quarterly Report for the fiscal quarter ended September 30,
          2010 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
          of 1934; and

     (ii) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2010         /s/ Tal Gilat
                                 ------------------------
                                 Tal Gilat, President and Chief Executive Officer
                                 (Principal Executive Officer)

Dated: November 15, 2010         /s/ David (Dadi) Avner
                                 ----------------------
                                 David (Dadi) Avner, Chief Financial Officer
                                 (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the
Securities and Exchange Commission or its staff upon request.